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As filed with the Securities and Exchange Commission on September 21, 2005

Registration No. 333-43420

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DITECH COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2935531 (I.R.S. Employer Identification No.)

825 E. MIDDLEFIELD ROAD
MOUNTAIN VIEW, CA 94043
(650) 623-1300
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

TIMOTHY K. MONTGOMERY
PRESIDENT AND CHIEF EXECUTIVE OFFICER
DITECH COMMUNICATIONS CORPORATION
825 E. MIDDLEFIELD ROAD
MOUNTAIN VIEW, CA 94043
(650) 623-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

BRETT D. WHITE, ESQ.
COOLEY GODWARD LLP
FIVE PALO ALTO SQUARE
3000 EL CAMINO REAL
PALO ALTO, CA 94306-2155
(650) 843-5000

Termination of Offering and Removal
Of Securities from Registration

        Pursuant to an undertaking made in Item 17 of the Registration Statement as filed with the Commission on August 10, 2000 (Registration No. 333-43420), as amended, the Registrant hereby removes from registration the remaining shares in the offering not sold pursuant to this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, State of California, on the September 21, 2005.

DITECH COMMUNICATIONS CORPORATION
By:	/s/ TIMOTHY K. MONTGOMERY Timothy K. Montgomery Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ TIMOTHY K. MONTGOMERY Timothy K. Montgomery	President, Chief Executive Officer and Director (Principal Executive Officer)	September 21, 2005
/s/ WILLIAM J. TAMBLYN William J. Tamblyn	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 21, 2005
* Gregory M. Avis	Director	September 21, 2005
* William A. Hasler	Director	September 21, 2005
* Andrei M. Manoliu	Director	September 21, 2005
Edwin L. Harper	Director
David M. Sugishita	Director

*By:	/s/ TIMOTHY K. MONTGOMERY Timothy K. Montgomery

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SIGNATURES